SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 19, 2002

GENESIS MICROCHIP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33477	77-0584301
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 Gold Street Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

(408) 262-6599
(Registrant’s telephone number, including area code)

The Registrant hereby amends Item 7 of its Current Report on Form 8-K dated March 4, 2002 as follows:

Item 7.    Financial Statements and Exhibits.    The following items are attached as exhibits hereto:

(a)	Financial Statements of Business Acquired.

The financial statements of Sage, Inc. for the quarterly period ended December 31, 2001 filed on Form 10-Q with the Securities and Exchange Commission on February 7, 2002 are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(b)	Pro Forma Financial Information.

The required pro forma financial information has been included in Exhibit 99.3 hereto.

(c)	Exhibits:

2.1	*
Agreement and Plan of Merger and Reorganization, dated as of September 27, 2001, by and between Genesis Microchip Incorporated and Sage, Inc. (incorporated by reference to Exhibit 2.1 to the Genesis Microchip Incorporated Current Report on Form 8-K filed on September 28, 2001).

99.1	*	Press release of Genesis Microchip Inc. issued on February 20, 2002.

99.2
Unaudited condensed consolidated balance sheets of Sage, Inc. as of December 31, 2001 and March 31, 2001, unaudited condensed consolidated statements of operations of Sage, Inc. for the three months ended December 31, 2001 and December 31, 2000 and the nine months ended December 31, 2001 and December 31, 2000, and unaudited condensed consolidated statements of cash flows of Sage, Inc. for the nine months ended December 31, 2001 and December 31, 2000.

99.3
Unaudited pro forma consolidated balance sheet of Genesis Microchip Inc. as of December 31, 2001 and unaudited pro forma consolidated statements of operations of Genesis Microchip Inc. for the nine months ended December 31, 2001 and for the year ended March 31, 2001.

*	Previously filed as an Exhibit to the Form 8-K filed on March 4, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2002	GENESIS MICROCHIP INC.

	By:	/s/ Eric Erdman
Eric Erdman Chief Financial Officer

INDEX TO EXHIBIT

Exhibit Number	Description

2.1*
Agreement and Plan of Merger and Reorganization, dated as of September 27, 2001, by and between Genesis Microchip Incorporated and Sage, Inc. (incorporated by reference to Exhibit 2.1 to the Genesis Microchip Incorporated Current Report on Form 8-K filed on September 28, 2001).

99.1*	Press release of Genesis Microchip Inc. issued on February 20, 2002.

99.2
Unaudited condensed consolidated balance sheets of Sage, Inc. as of December 31, 2001 and March 31, 2001, unaudited condensed consolidated statements of operations of Sage, Inc. for the three months ended December 31, 2001 and December 31, 2000 and the nine months ended December 31, 2001 and December 31, 2000, and unaudited condensed consolidated statements of cash flows of Sage, Inc. for the nine months ended December 31, 2001 and December 31, 2000.

99.3
Unaudited pro forma consolidated balance sheet of Genesis Microchip Inc. as of December 31, 2001 and unaudited pro forma consolidated statements of operations of Genesis Microchip Inc. for the nine months ended December 31, 2001 and for the year ended March 31, 2001.

*	Previously filed as an Exhibit to the Form 8-K filed on March 4, 2002.